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                                                                       Exhibit 5


                                     May 22, 1996


(714) 451-3800                                                     C 93268-00011



US Facilities Corporation
650 Town Center Drive, Suite 1600
Costa Mesa, California 92626

         Re:  Registration Statement on Form S-8 for
              1,000,000 Shares of Common Stock

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by US Facilities Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended ("Securities Act") of (a) 900,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), reserved for issuance under the Company's Amended and Restated 1991 Employee Stock Option Plan (the "Employee Plan") and
(b) 100,000 shares of Common Stock reserved for issuance under the Company's 1991 Directors Stock Option Plan Amended and Restated (the "Directors Plan"). The Employee Plan and the Director Plan are herein referred to collectively as the "Plans."

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

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US Facilities Corporation
May 22, 1996
Page 9




         On the basis of and in reliance upon the foregoing, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the shares of Common Stock being offered under the Plans, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours.

                                  /s/ Gibson, Dunn & Crutcher LLP
                                  --------------------------------
                                  GIBSON, DUNN & CRUTCHER LLP

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